Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Gretchen Dock	Timothy Dolan
Phase Forward	Integrated Corporate Relations
781-902-4413	617-217-2230
gretchen.dock@phaseforward.com	tdolan@icrinc.com

Phase Forward REports second Quarter 2006 Results

Waltham, MA – July 27, 2006 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the second quarter of 2006.

Revenues for the second quarter of 2006 were $24.7 million, a 19% increase from $20.7 million in the second quarter of 2005.  Within total revenue, InForm™ license, application hosting and other related revenues were $16.3 million, an increase of 19% from $13.7 million in the prior year period.

Bob Weiler, chief executive officer and president, remarked, “We are very pleased with the company’s performance in the second quarter.  We are encouraged with the pace of new business activity, in addition to the diversity of our business across market segments and customer sizes as demonstrated by orders from a wide range of customers in the quarter.  This included our selection by another top 25 pharmaceutical company, who signed a multi-year commitment to use InForm on an application service provider basis, in another highly competitive, enterprise-type EDC engagement.”

Weiler added, “Phase Forward’s product and services leadership position, combined with our proven track record with the industry’s most scalable and complex implementations, positions us well as customers seek a single vendor to automate their EDC and safety processes in an integrated fashion.”

For the second quarter of 2006, GAAP income from operations was $1.6 million, compared to $2.0 million in the second quarter of 2005.  GAAP net income was $1.9 million, or $0.05 per diluted share, for the second quarter of 2006, compared to $1.8 million and $0.05 per diluted share reported in the second quarter of 2005.

For the second quarter of 2006, non-GAAP income from operations was $2.4 million, an increase of 14% from the prior year period.  Non-GAAP net income was $2.7 million, or $0.07 per diluted share, for the second quarter of 2006.  This represented an increase of

35% from non-GAAP net income of $2.0 million, or $0.06 per diluted share, for the second quarter of 2005.

Both GAAP and non-GAAP operating expenses in the second quarter of 2006 included $438,000, or $0.01 per share, for professional services related to an acquisition opportunity evaluated during the quarter, which the company decided not to pursue. This expense was not anticipated at the time management provided guidance on April 27, 2006.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the second quarter of 2006 and 2005.

Cash, cash equivalents and short-term investments were $63.7 million at the end of the second quarter, a slight increase from the end of the prior quarter and up $3.1 million from December 31, 2005.  Total deferred revenue was $48.3 million at the end of the quarter, down $3.4 million from the prior quarter and up $1.8 million from December 31, 2005.

Business Highlights

•                  A top 25 pharmaceutical company signed a multi-year commitment to use InForm on an application service provider (ASP) basis.  The InForm system’s flexible architecture is expected to enable the customer to integrate InForm with their existing clinical systems to drive operational efficiencies and meet business needs.

•                  Aurum Institute of Health, in South Africa, ordered two additional ASP-based, InForm trials in the second quarter, in addition to moving into production with two large Tuberculosis-related trials that are expected to include approximately 55,000 patients located in geographically dispersed mining locations.

•                  The company announced its CRO Advantage Program, a partner program specifically designed to meet the needs of contract research organizations (CROs) across a wide variety of geographies, market segments and adoption models.

•                  Basilea Pharmaceutica Ltd., a biopharmaceutical company headquartered in Switzerland, signed on for three InForm-based trials in partnership with Quintiles, one of the largest CROs in the world.

•                  The company released Web Submission Data Manager (WebSDM™) version 1.5, an FDA submission review tool that incorporates the newest Clinical Data Interchange Standards Consortium’s (CDISC) Study Data Tabulations Model (SDTM) standard, along with enhanced functionality.  This solution provides early visibility to submission data and enables proactive decision making.

•                  The company announced the new InForm Adapter module, enhancing the integration capabilities between InForm and customers’ existing proprietary systems and packaged applications such as clinical, custom, financial, ERP and inventory management systems.

Financial Outlook

The following statements are based on current expectations and the company does not undertake any duty to update them. These statements are forward-looking and inherently uncertain. The guidance is as of today and the company assumes no obligation to update or confirm. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the third quarter of 2006, the company expects revenues to be between $26.8 and $27.6 million.  The company expects non-GAAP operating income to be between $3.4 and $3.9 million, with non-GAAP EPS between $0.09 and $0.10. GAAP EPS is expected to be between $0.06 and $0.07, including non-cash expenses associated with FAS 123R and the amortization of intangible assets.

For the full year 2006, the company expects bookings to be between $115 million and $125 million and revenues to be between $103 million and $105 million. On a non-GAAP basis, operating income is expected to be between $12 million and $13 million and non-GAAP EPS between $0.34 and $0.36. GAAP EPS is expected to be between $0.23 and $0.25, including non-cash expenses associated with FAS 123R and the amortization of intangible assets.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the second quarter and its outlook for the third quarter and full year of 2006. The investor conference call will be available via live web cast on Phase Forward's web site at www.phaseforward.com under the tab "Investors." To participate by telephone, the domestic dial-in number is 800-320-2978 and the international dial-in is 617-614-4923. The access code is 14026974. Investors are advised to dial in at least five minutes prior to the call to register. The web cast will be archived until August 26th, 2006.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward's products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 230 organizations and regulatory agencies worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, Food and Drug Administration, GlaxoSmithKline, Guidant, Merck, U.K. Medicines and Healthcare Products Regulatory Agency, National Institutes of

Health, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute and Serono. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward's expectations and assumptions concerning management's forecast of financial performance, the performance of Phase Forward's products and services, future business and operations plans of Phase Forward's customers, the ability of Phase Forward's customers to realize benefits from the use of Phase Forward's products and services, and management's plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers' industries; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward's public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common shareholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward's management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006

Revenues:
License	$8,632	$9,383	$17,451	$18,408
Service	12,066	15,339	23,809	29,930
Total revenues	20,698	24,722	41,260	48,338
Costs of revenues:
License	589	597	1,037	1,303
Service(1)	7,464	9,007	14,676	17,902

Total cost of revenues	8,053	9,604	15,713	19,205
Gross margin:
License	8,043	8,786	16,414	17,105
Service	4,602	6,332	9,133	12,028
Total gross margin	12,645	15,118	25,547	29,133

Operating expenses:
Sales and marketing(1)	3,960	5,184	7,911	9,421
Research and development(1)	3,489	3,860	6,770	7,484
General and administrative(1)	3,218	4,448	7,022	8,587
Restructuring	—	—	(92)	—
Total operating expenses	10,667	13,492	21,611	25,492

Income from operations	1,978	1,626	3,936	3,641
Other income (expense):
Interest income	439	679	787	1,275
Interest expense	—	—	(144)	—
Other, net	(11)	—	(141)	(64)
Total other income	428	679	502	1,211

Income before provision for income taxes	2,406	2,305	4,438	4,852
Provision for income taxes	568	417	1,132	878

Net income	$1,838	$1,888	$3,306	$3,974

Net income per share applicable to common stockholders:
Basic	$0.05	$0.06	$0.10	$0.12

Diluted	$0.05	$0.05	$0.09	$0.11

Weighted average number of common shares used in net income per share calculations:

Basic	32,869	34,256	32,663	34,006

Diluted	34,639	35,933	34,588	35,587

(1) Amounts include stock-based compensation expenses, as follows:
Costs of service revenues	$12	$49	$37	$93
Sales and marketing	12	98	(4)	208
Research and development	40	67	95	127
General and administrative	69	345	229	587
Total stock-based expenses	$133	$559	$357	$1,015

Phase Forward Incorporated and Subsidiaries
Tables of Reconciliation from GAAP to Non-GAAP
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$1,978	$1,626	$3,936	$3,641
Stock-based expenses	133	559	357	1,015
Restructuring	—	—	(92)	—
Amortization of intangible assets	—	218	—	435
Non-GAAP income from operations	$2,111	$2,403	$4,201	$5,091

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$1,838	$1,888	$3,306	$3,974
Stock-based expenses	133	559	357	1,015
Restructuring	—	—	(92)	—
Amortization of intangible assets	—	218	—	435
Non-GAAP net income	$1,971	$2,665	$3,571	$5,424
GAAP net income per share applicable to common stockholders:
Diluted	$0.05	$0.05	$0.09	$0.11
Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.06	$0.07	$0.10	$0.15

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share amounts)

	As of	As of
	December 31,	June 30,
	2005	2006

Assets
Current assets:
Cash and cash equivalents	$51,779	$41,386
Short-term investments	8,807	22,347
Accounts receivable, net of allowance of $318 and $296 in 2005 and 2006,
respectively	24,923	18,589
Deferred set up costs, current portion	1,266	1,455
Prepaid commissions and royalties, current portion	3,710	3,878
Prepaid expenses and other current assets	2,248	1,859
Deferred income taxes	4,025	4,313
Total current assets	96,758	93,827

Property and equipment, net	7,543	8,066
Deferred set up costs, net of current portion	782	1,166
Prepaid commissions and royalties, net of current portion	2,386	2,646
Intangible assets, net of accumulated amortization of $306 and $741 in 2005 and 2006, respectively	3,594	3,159
Goodwill	24,960	24,383
Deferred income taxes	3,747	3,726
Other assets	174	266
Total assets	$139,944	$137,239

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,110	$2,620
Accrued expenses	12,472	10,345
Accrued earn-out	2,000	—
Accrued litigation settlement	8,500	—
Deferred revenue, current portion	43,751	44,949
Deferred rent, current portion	394	273
Total current liabilities	69,227	58,187

Deferred revenue, net of current portion	2,743	3,353
Deferred rent, net of current portion	1,140	884
Other long-term liabilities	117	284
Total liabilities	73,227	62,708

Stockholders' equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000 shares
Issued—33,720 and 35,087 shares in 2005 and 2006, respectively	337	351
Additional paid-in capital	168,947	171,731
Deferred stock-based compensation	(611)	—
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(800)	(369)
Accumulated deficit	(101,045)	(97,071)
Total stockholders' equity	66,717	74,531
Total liabilities and stockholders' equity	$139,944	$137,239

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2005	2006

Operating activities
Net income	$3,306	$3,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,571	2,525
Stock-based compensation	357	1,015
Loss on disposal of fixed assets	12	12
Foreign currency exchange loss	147	61
Provision for allowance for doubtful accounts	(35)	79
Deferred income taxes	—	(267)
Tax benefit related to exercise of options	—	(724)
Non-cash income tax expense	769	912
Amortization of premiums or discounts on short-term investments	(26)	(9)
Changes in assets and liabilities:
Accounts receivable	3,370	6,978
Deferred costs	(945)	(872)
Prepaid expenses and other current assets	(226)	432
Accounts payable	(352)	407
Accrued expenses	(1,052)	(2,126)
Accrued litigation settlement	—	(8,500)
Deferred revenue	4,030	1,776
Deferred rent	105	(375)
Net cash provided by operating activities	11,031	5,298

Investing activities
Proceeds from maturities of short-term investments	(6,549)	15,718
Purchase of short-term investments	2,525	(29,249)
Purchase of property and equipment	(1,532)	(2,530)
Accrued earn-out	—	(2,000)
Decrease (increase) in other assets	9	(79)
Net cash used in investing activities	(5,547)	(18,140)

Financing activities
Payments on lines of credit and notes payable	(4,407)	—
Proceeds from issuance of common stock	2,218	1,675
Proceeds from repayment of subscriptions receivable	127	—
Tax benefit related to exercise of options	—	724
Net cash (used in) provided by financing activities	(2,062)	2,399
Effect of exchange rate changes on cash and cash equivalents	(452)	50
Net change in cash and cash equivalents	2,970	(10,393)
Cash and cash equivalents at beginning of period	53,485	51,779
Cash and cash equivalents at end of period	56,455	41,386
Short-term investments at end of period	8,816	22,347
Total cash, cash equivalents and short-term investments at end of period	$65,271	$63,733